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       of the Securities Exchange Act of 1934, as amended
                      (Amendment No. ____)

Check the appropriate box:
[ ]  Preliminary Information Statement
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USARadio.com, Inc.
(Name of Registrant as Specified In Its Charter)
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








                       USARadio.com, Inc.



        Notice of 2001 Annual Meeting of Stockholders and
                      Information Statement














[LOGO]

[LOGO]                                         USARadio.com, Inc.
                                  2290 Springlake Road, Suite 107
                                              Dallas, Texas 75234
                                                     972.484.3900

June 11, 2001


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held June 29, 2001

USARadio.com will hold its Annual Meeting of Stockholders at the company's principal executive offices located at 2290 Springlake
Road, Suite 107, in Dallas, Texas on Wednesday, June 29, 2001 at
10:00 a.m.

We are holding this meeting:

     *    To elect two directors to serve until the 2002 Annual
          Meeting of Stockholders and until their respective successors shall be elected and qualified.

     * To approve an amendment to our Certificate of Incorporation to change our name to "USA Radio Network, Inc."

     * To transact any other business that properly comes before the meeting.

We have selected May 4, 2001 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date has been available for inspection at USARadio.com, Inc., 2290 Springlake Road, Suite 107, Dallas,
Texas 75234 since at least June 11, 2001.

All stockholders are cordially invited to attend the meeting and vote in person.

This Notice of Annual Meeting, Information Statement and our 2000
Annual Report are being distributed to our stockholders on or about June 11, 2001.

For the Board of Directors,



Marlin Maddoux
Chairman of the Board,
Chief Executive Officer
and President


                            IMPORTANT
                            ---------

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                REQUESTED NOT TO SEND US A PROXY

                        TABLE OF CONTENTS

                                                           Tab
                                                           ---
QUESTIONS AND ANSWERS.....................................  1

INFORMATION STATEMENT FOR ANNUAL MEETING
          OF STOCKHOLDERS.................................  2

ITEM 1.  ELECTION OF DIRECTORS............................  2
     Your Board of Directors..............................  2
     Compensation of Directors............................  3
     Committees of the Board of Directors; Meetings.......  3

STOCK OWNERSHIP...........................................  3
Beneficial Ownership of Certain Stockholders
     and Management ......................................  3
     Section 16(a) Beneficial Ownership Reporting
     Compliance...........................................  4

MANAGEMENT................................................  4
     Executive Officers...................................  4
     Key Management Employees.............................  4
     Executive Compensation...............................  5
     Stock Option Plan....................................  5
     Certain Transactions.................................  5

ITEM 2.  AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
          TO CHANGE OUR NAME TO USA RADIO NETWORK, INC....  6

                    QUESTIONS AND ANSWERS

Q1:  Why is USARadio.com holding a meeting?

A: We are holding an Annual Meeting of Stockholders to request that our stockholders consider and act upon two proposals:

     *    a proposal to re-elect Marlin Maddoux and Mark
          Maddoux to our board of directors; and

     *    a proposal to amend our Certificate of
          Incorporation to change our name to "USA Radio
          Network, Inc."

Q2:  Why is USARadio.com not soliciting a proxy from me?

A:   Our principal stockholder, the U.S.A. Radio Network
     Trust, Marlin Maddoux, Trustee, has indicated its intention to vote in favor of both of the proposals expected to be brought at the Annual Meeting. Because the Trust holds 13,136,720 shares, or approximately
     97.2% of the issued and outstanding shares of common stock of the company, the proposals will pass if the Trust votes as expected. Consequently, we do not believe that the solicitation of proxies is necessary.

Q3:  May I still attend and vote at the Annual Meeting?

A: Absolutely. As a stockholder of USARadio.com you are entitled and encouraged to attend the Annual Meeting and vote upon the proposals.

Q4:  Who can vote?

A: Only those who owned common stock at the close of business on May 4, 2001, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q5:  What constitutes a quorum?

A: Voting can take place at the Annual Meeting only if stockholders owning one-third of the outstanding shares as of the record date are present in person or represented by effective proxies. On the record date, we had 13,516,720 shares of common stock outstanding.

Q6: What vote of the stockholders will result in the matters being passed?

A:  Election of Directors. Directors need the affirmative
     vote of holders of a plurality of the voting power
     present to be elected. At this year's   meeting, the
     two nominees receiving the greatest number of votes in favor of their election will be deemed to have received a plurality of the voting power present.

     Name Change. Approval of the amendment to our Certificate of Incorporation to change our name to USA
     Radio Network, Inc. requires an affirmative vote by a majority of all the votes entitled to be cast, whether or not those votes are present at the meeting.

Q7: How does the board recommend that I vote on the matters proposed?

A: The board of directors of USARadio.com unanimously recommends that stockholders attending the Annual
     Meeting vote FOR both of the proposals submitted.

Q8:  Will there be other matters proposed at the 2001
     Annual Meeting?

     We do not expect any other matter to come before the Annual Meeting.

    INFORMATION STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     This Information Statement is being distributed for use at the Annual Meeting of Stockholders to be held June 29, 2001, at 10:00 a.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our principal executive offices located at 2290 Springlake Road, Suite 107, Dallas, Texas 75234. The telephone number at that location is 972.484.3900.

     Proxies are not being solicited because a stockholder holding enough shares to effect the proposed actions has previously indicated its intention to vote in favor of such proposals. Stockholders of USARadio.com do not have cumulative voting rights.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. However, if you wish to vote your shares of common stock, you may do so by attending the meeting in person and casting your vote by a ballot which will be provided for that purpose.

                             ITEM 1.
                      ELECTION OF DIRECTORS

Your Board of Directors

     The board of directors of USARadio.com has currently set the number of directors constituting the whole board at two. At the upcoming Annual Meeting, you and the other stockholders will elect two individuals to serve as directors whose terms expire at the 2002 Annual Meeting. Each of the nominees to the board, namely Marlin Maddoux and Mark Maddoux, are acting members of the board and have consented to serve if elected.

     Below are the names and ages of the nominees for director, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

  * Robert Marlin Maddoux  Age 68, a director since December 1999.
                           Mr. Maddoux has been the Chief
                           Executive Officer and President of
                           USARadio.com, or a predecessor
                           entity, since 1985 and, during such
                           time, has been responsible for
                           substantially all of our day-to-day
                           affairs. Mr. Maddoux has hosted our
                           most popular radio program, Point of
                           View, since 1972. He also has served
                           as President and member of the board
                           of trustees of International
                           Christian Media, Inc., a non-profit
                           organization, since 1974. Mr. Maddoux
                           attended Southwestern Bible College
                           from 1951 to 1955 and Dallas Baptist
                           University from 1967 to 1968.

  * Mark R. Maddoux       Age 44, a director since December 1999.
                           Mark Maddoux has been employed by
                           USARadio.com, or a predecessor entity
                           since December 1985 and has served as
                           our Vice President, Corporate
                           Secretary and Chief Financial Officer
                           since December 1999. Mr Maddoux is
                           also the Chief Financial Officer of
                           International Christian Media.
                           Mr. Maddoux received a Bachelor's of
                           Science from Texas A&M University in
                           1979. Mr. Maddoux also serves as a
                           director of the Alliance Defense
                           Fund. Mr. Maddoux is the son of
                           Marlin Maddoux.

     We intend to add additional qualified members to our board of directors in the future.

Compensation of Directors

     We do not provide cash compensation to our directors but do reimburse our directors for reasonable out-of-pocket expenses incurred in connection therewith. We intend to issue stock options to our directors in the future.

Committees of the Board of Directors; Meetings

     USARadio.com has no standing committees.

     During the year ended December 31, 2000, the entire board of directors of USARadio.com met one time and acted by unanimous written consent on two other occasion. During fiscal 2000, each director attended at least 75% of the total of all meetings of the board of directors.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders and Management

     The following table sets forth information with respect to the beneficial ownership of our common stock at March 20, 2001, by:

     * each of our directors;

     * each of our named executive officers;

     * all of our executive officers and directors as a group;
       and

     * each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

     Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. The address of each person and entity below is c/o USARadio.com, Inc., 2290 Springdale Road, Suite 107, Dallas, Texas 75234. We have calculated the percentages of shares beneficially owned based on 13,516,720 shares of common stock outstanding at March 20, 2001.

                                           Shares beneficially
                                                  owned
                                          ----------------------
Person or group                             Number     Percent
----------------------------------------  ---------- -----------
Directors and Named Executive Officers:
Robert Marlin Maddoux(1)(2).............  13,136,720    97.2%
Mark R. Maddoux ........................           0     0.0
All executive officers and directors as
a group (3 persons).....................  13,136,720    97.2
Beneficial Owners of 5% or More of
Our Outstanding Common Stock:
U.S.A. Radio Network Trust (2)..........  13,136,720    97.2
___________
(1)  Represents shares of common stock held by the U.S.A. Radio
     Network Trust.
(2) Mr. Maddoux is the sole trustee of the U.S.A. Radio Network Trust and he, his wife and their lineal descendants (specifically, Mark R. Maddoux, J. David Maddoux, Timothy F. Maddoux and Marla Renee Maddoux Kelley) are the beneficiaries thereof.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in 2000, other than U.S.A. Radio Network Trust and Robert Marlin Maddoux, each of whom filed their Form 5 for fiscal 1999 late (and failed to file a Form 4 in fiscal 1999) to reflect the issuance to U.S.A. Radio Network Trust of 12,286,720 shares of common stock of the company in exchange for 2,900,000 shares of USARadio.com, Inc., a Texas corporation ("USARadio-Texas"), pursuant to the December 1999 merger of the company and USARadio-Texas. (Robert Marlin Maddoux is the sole trustee of U.S.A. Radio Network Trust.)

                           MANAGEMENT

Executive Officers

    Below are the names and ages of the executive officers of USARadio.com as of March 20, 2001 and a brief description of their prior experience and qualifications.

  * Robert Marlin Maddoux  Age 68, a director since December 1999.
                           Mr. Maddoux is also our Chief
                           Executive Officer and President. See
                           the biography of Mr. Maddoux on page 2.

  * Mark R. Maddoux        Age 44, a director since December 1999.
                           Mr. Maddoux is also our Vice
                           President,  Corporate Secretary  and
                           Chief Financial Officer. See the
                           biography of Mr. Maddoux on page 2.

Key Management Employees

     Below are the names and ages of certain key management employees of USARadio.com as of March 20, 2001 and a brief description of their prior experience and qualifications.

  * Jeffery C. Dorf        Age 52, National Marketing and Sales,
                           since March 1998.
                           As National Marketing and Sales
                           Director for USARadio.com, Mr. Dorf
                           manages a team of four national Sales
                           Executives who are responsible for
                           soliciting and managing national
                           advertising accounts. Mr. Dorf is
                           also responsible for the management
                           of USARadio.com's Trafficking
                           Department, which in turn is
                           responsible for the scheduling of all
                           commercial inventories. Prior to
                           joining us, Mr. Dorf served as
                           General Manager of Prime Sports Radio
                           Network and has held sales and
                           management positions with companies
                           such as radio station WBPS (Boston)
                           and Bruce Marr & Associates. Mr. Dorf
                           holds a Bachelor's degree in Business
                           Administration from the University of
                           Miami.

  * Robert E. Morris II    Age 54, News Director since January
                           2000.
                           As News Director, Mr. Morrison is
                           responsible for all news gathering
                           and news delivery operations.
                           Mr. Morrison manages a news staff of
                           approximately 15 news anchors and
                           producers. Mr. Morrison has been a
                           broadcast journalist for almost 33
                           years and has served in management at
                           numerous radio stations such as WFAA-
                           AM (Dallas), KRLD-AM (Dallas) and ABC
                           Radio Network (New York), RKO Radio
                           Network (Los Angeles). Mr. Morrison
                           also holds many coveted awards from
                           broadcast organizations such as Texas
                           Associated Press Broadcasters, United
                           Press International (UPI) and Radio-
                           Television News Directors
                           Association.

Executive Compensation

     Summary compensation. The following table provides summary information concerning compensation paid by us to our named executive officers, which are our Chief Executive Officer and our other executive officer who earned more than $100,000 in salary and bonus for all services rendered in all capacities during the fiscal year ended December 31, 2000. We may refer to these officers as our named executive officers in other parts of this Information Statement. Mr. Thomas R. Tradup resigned as our Vice President and General Manager effective October 6, 2000. For a list of our current executive officers, see "--Executive Officers."

                                       Annual Compensation
                                 -------------------------------
                                                    Other Annual
Name and Position                 Salary     Bonus  Compensation
-------------------------------  ---------  ------  ------------
Robert Marlin Maddoux,
  Chief Executive Officer and
  President ...................  $ 33,000      ---     $9,859
Thomas R. Tradup,
  Former Vice President and
  General Manager..............  $141,923      ---        --

     The "Other Annual Compensation" for Mr. Robert Marlin
Maddoux represents a car allowance provided to him by the company. Mr. Dorf, one of our key management employees, received a salary of approximately $166,523 (including commissions) during 2000.

     Stock options granted in the year ended December 31, 2000.
No stock options were granted to the named executive officers during the year ended December 31, 2000.

     Year-end option values. Neither of the named executive officers exercised any stock options during the year ended
December 31, 2000 and neither of these individuals held any options as of that date.

Stock Option Plan

     We have not yet established a stock option plan. However, we anticipate creating a stock option plan in the near future for the purpose of promoting our objectives by using interests in our common stock to attract, retain and motivate employees, directors, officers and consultants, and to encourage such persons' contributions to the performance of USARadio.com. We expect that our plan will authorize the granting of stock options exercisable for up to 20% of our issued and outstanding shares of common stock.

Certain Transactions

     Loans from Marlin Maddoux. We have had a history of losses and negative cash flow. Therefore, although we have financed our operations principally from operations, we have had the need to supplement these funds with bank debt and stockholder loans. Marlin Maddoux, our Chief Executive Officer and President, has guaranteed a portion of our bank debt, although he has not received a guarantee fee to do so. Further, Mr. Maddoux has been the primary source for stockholder loans to the company. As of December 31, 2000, we owed Mr. Maddoux a total of $181,651 of which $63,594 is due September 1, 2004 and bears interest at 10% per annum and the remaining $118,057 is due June 1, 2002 and bears interest at 12% per annum. No assurances can be made that Mr. Maddoux will continue to provide credit enhancements and/or stockholder loans to us in the future.

     Familial Relationships. We employ other persons related to Marlin Maddoux, our Chief Executive Officer and President, and Mark Maddoux, our Vice President, Corporate Secretary and Chief Financial Officer. Specifically, Tim Maddoux, a Vice President and our Assistant General Manager and J. David Maddoux, our Director of Information Systems, are the sons of Marlin Maddoux and the brothers of Mark Maddoux. These individuals received annual compensation of approximately $92,252 and $78,365, respectively, during 2000.

     International Christian Media. We sell satellite time and syndication services to International Christian Media ("ICM"), a not-for-profit organization that produces our program Point of View. Mr. Marlin Maddoux, our Chief Executive Officer and President, is the President of ICM and also serves on its board of trustees. Mr. Mark Maddoux, our Vice President, Corporate Secretary and Chief Financial Officer, is the Chief Financial Officer of ICM. Neither Mr. Marlin Maddoux, nor Mr. Mark Maddoux, believe that their responsibilities with ICM interfere in any way with their responsibilities to the company. From time to time, we and ICM incur expenses on behalf of the other which are subsequently reimbursed by the appropriate party. Further, we sublease approximately 12,200 square feet of our executive offices to ICM for their operations at a rate equal to or in excess of the rate paid by us for such space. During the year ended December 31, 2000, ICM incurred approximately $286,392 in fees with us, representing approximately 8% of our total revenues for the year. Of this amount, approximately none was more than 90 days past due at December 31, 2000. Any amounts more than 90 days past due incur a "carrying fee" of 1% per month.

     We expect to continue to provide services to ICM in the future.

                             ITEM 2.
          AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
          TO CHANGE OUR NAME TO USA RADIO NETWORK, INC.


     We are asking stockholders to approve an amendment to our Certificate of Incorporation to change the name of the company from USARadio.com, Inc. to "USA Radio Network, Inc." The Board of Directors approved this amendment on May 4, 2001, subject to approval by the stockholders. The Board of Directors believes that our existing name "USARadio.com, Inc." may be too limiting and that the proposed name "USA Radio Network, Inc." is more descriptive of our business. The change in corporate name will not affect the status of the company or the rights of any stockholder in any respect, or the validity or transferability of stock certificates presently outstanding. Stockholders will not be required to exchange stock certificates to reflect the new name. If a stockholder's shares of our common stock are currently represented by a physical certificate, that certificate will continue to represent such stockholder's ownership of such shares, notwithstanding the change in the company's name. Stockholders should keep the stock certificates they now hold, which will continue to be valid, and should not send them to the company or our transfer agent.

     Approval of this amendment to our Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

     Your board of directors recommends that stockholders vote
"FOR" the amendment to the Certificate of Incorporation in order to change our name to "USA Radio Network, Inc."

For the Board of Directors,


Marlin Maddoux,
Chairman of the Board,
Chief Executive Officer
and President


June 11, 2001
Dallas, Texas